EMPLOYMENT AGREEMENT

         This Employment Agreement dated as of May 15, 2000 (hereinafter referred to as "Agreement") is entered into by and among Merchantonline.com, Inc. ("Merchant"), its majority-owned subsidiary Innovonics, Inc. (the "Company") and Dereck Clark ( "Executive").

         WHEREAS, the Company has employed Executive in the capacity of President and Chief Executive Officer pursuant to that certain Employment Agreement made and entered into by the Company and Executive dated as of June 4, 1996 (the "Old Agreement");

         WHEREAS, pursuant to a certain Agreement and Plan of Reorganization between Merchant, the Company, Executive and Innovonics Acquisition Corp., an Arizona corporation and wholly-owned subsidiary of Merchant, effective as of May __, 2000 (the "Reorganization Agreement"), the Company became a majority-owned subsidiary of Merchant; and

         WHEREAS, the Company and Executive desire to enter into this Agreement to supercede and replace in its entirety the Old Agreement and to set forth the terms and conditions of Executive's employment with the Company.

         NOW, THEREFORE, in consideration of the mutual promises and obligations contained in this Agreement, Merchant, the Company and Executive agree as follows:

         1. TERM OF EMPLOYMENT. The term of this Agreement shall commence on the date first written above and shall continue, unless sooner terminated, for four (4) years (the "Initial Term"). Thereafter, the term of this Agreement shall automatically be extended for successive one (1) year periods ("Renewal Terms") unless either the Company or Executive gives written notice to the other at least ninety (90) days prior to the end of the Initial Term or a Renewal Term, as the case may be, of its or his intention not to renew the term of this Agreement. The Initial Term and any Renewal Terms of this Agreement shall be collectively referred to herein as the "Term."

         2. DUTIES AND RESPONSIBILITIES; LOCATION. The Company hereby employs Executive as President and Chief Executive Officer of the Company with such powers and duties in that capacity as may be established from time to time by the Company in its discretion. Executive will report to Tarek Kirschen, the Chief Executive Officer of Merchant, and the Company's Board of Directors, and will not be required to report to, or receive direction from, individuals or entities other than the foregoing. Executive will devote substantially all of his time, attention and energies to the Company's business; provided, however, that Executive may continue to serve on the board of directors or hold other offices or positions with Interlogic Systems, Inc. and may engage in customary professional activities which in the judgement of the Company's Board of Directors will not affect the performance by the Executive of his duties hereunder. Executive, subject to approval by the Company's Board of Directors, may in the future have other business investments and participate in other business ventures which may, from time to time, require portions of his time, but shall not interfere with his duties hereunder. During the Term of this Agreement Executive shall be based in the principal offices of the Company in Maricopa County, Arizona, except for travel reasonably required in the performance of his duties hereunder and except as may be otherwise agreed to by Executive.

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         3.       COMPENSATION.

         (a) BASE SALARY. Subject to the further provisions of this Agreement, the Company shall pay Executive during the Term of this Agreement a base salary at an annual rate of not less that $175,000 (the "Base Salary"). The Base Salary shall be reviewed at least annually by the Company's Board of Directors, which may in its discretion increase the Base Salary. The Base Salary shall not be decreased at any time during the Term from the amount of Base Salary then in effect, except with the written consent of Executive. Participation in deferred compensation, discretionary bonus, retirement, stock option and other employee benefit plans and in fringe benefits shall not reduce the Base Salary payable to Executive under this Section 3(a). The Base Salary under this Section 3(a) shall be payable by the Company not less frequently than monthly. Upon the mutual agreement of the Company's Board of Directors and Executive, any Base Salary owing to Executive may be satisfied by issuance of Merchant's securities having a value equivalent to the Base Salary owed.

         (b) SALARY INCREASES. Except as set forth in Section 3(a), the Base Salary will be adjusted upward on January 1 of each subsequent year by the twelve month average of the Consumer Price Index ("CPI") for the preceding year. The minimum CPI adjustment will be three percent (3%) per year and the maximum CPI adjustment will be five percent (5%) per year.

         (c) BONUSES. During the term of this Agreement, Executive shall receive an annual bonus from the Company of each year, in such amount as shall, from time to time, be determined by the Board of Directors of the Company, in its good faith discretion.

         (d) VACATION. Executive shall be entitled to four (4) weeks of paid vacation during each year of the Term, the time and duration thereof to be determined by mutual agreement between Executive and the Company.

         (e) STOCK OPTIONS. In consideration for entering this Agreement and services rendered to the Company, Merchant hereby grants to Executive stock options to purchase an aggregate of 2,000,000 shares of Merchant Common Stock, pursuant to Merchant's 2000 Incentive Stock Plan and the Stock Option Agreement attached hereto as Exhibit A.

         (f) AUTOMOBILE. The Company shall provide Executive with a $500 per month automobile allowance during the Term.

         (g) EXPENSES. The Company shall pay or reimburse the Executive for all reasonable expenses which are actually incurred or paid by him in the performance of his service hereunder.

         (h)      PARTICIPATION IN RETIREMENT AND EMPLOYEE BENEFIT PLANS;
FRINGE BENEFITS. Executive shall be entitled to participate in all plans of Merchant relating to stock options, stock purchases, pension, thrift, profit sharing, life insurance, hospitalization and medical coverage, disability, travel or accident insurance, education or other retirement or employee benefits that Merchant has adopted or may adopt for the benefit of its senior executives. In addition, Executive shall

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be entitled to participate in any other fringe benefits, such as club dues (up to $2,500 per year) and fees of professional organization and associations, which are now or may become applicable to the Company's senior executives, and any other benefits which are commensurate with the duties and responsibilities to be performed by Executive under this Agreement. Executive shall, during the term of his employment hereunder, continue to be provided with benefits at a level which shall in no event be less in any material respect than the benefits available to the Executive immediately prior to the date of this Agreement. Notwithstanding the foregoing, the Company may terminate or reduce benefits under any benefit plans and programs to the extent such reductions apply uniform to all senior executives entitled to participate therein, and Executive's benefits shall be reduced or terminated accordingly.

         4. INABILITY TO PERFORM JOB DUTIES. In the event of Executive's death, this Agreement shall automatically terminate. In the event that Executive becomes unable to perform his employment duties for a cumulative period of greater than twelve (12) weeks within any span of twelve (12) months, this Agreement and Executive's employment shall automatically terminate. In either event, Executive will be immediately entitled to all accrued and unpaid payments and benefits under Section 3.

         5. TERMINATION BY COMPANY FOR CAUSE. The Company may terminate this Agreement, and Executive's employment for "Cause" at any time. As used herein, Cause shall mean any one of the following:

         o The conviction of or a plea of guilty or nolo contendere by Executive to a felony;

         o Willful fraud or deceit of material fact by Executive in connection with the performance of his duties hereunder;

         o Commission of a serious and willful violation of any of the Company's personnel policies, including but not limited to violations of the Company's policies against any form of harassment, which violation cannot be cured, or is not cured within fifteen (15) days following (a) receipt by Executive of a written notice specifying the factors or events constituting such failure or refusal and (b) a reasonable opportunity to cure such violation; or

         o Failure of or refusal on the part of Executive to substantially perform all of his duties hereunder as reasonably requested by the Company, which failure or refusal shall not be cured within fifteen (15) days following (a) receipt by Executive of a written notice specifying the factors or events constituting such failure or refusal, and (b) a reasonable opportunity for Executive to correct such deficiencies.

         In the event the Company terminates Executive's employment for Cause, Executive shall not be entitled to severance, but will immediately be entitled to all accrued and unpaid payments and benefits under Section 3.

         6. TERMINATION OF AGREEMENT BY COMPANY WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON. The Company may terminate this Agreement and Executive's employment without Cause at any time after the second anniversary of this Agreement upon thirty (30) days prior written notice to Executive.

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Executive may terminate this Agreement and Executive's employment with Good
Reason at any time upon thirty (30) days prior written notice to the Company. "Good Reason" shall mean any of the following if the same shall occur without Executive's express prior written consent: (i) Executive's Base Salary is reduced by the Company, or there is a material reduction in the benefits that are in effect for Executive, unless such reduction is pursuant to a uniform reduction in the benefits for all senior executives as described in Section 3(h) hereof, (ii) relocation of Executive's principal place of employment to a place located outside Maricopa County, Arizona, (iii) the failure by the Company to obtain the assumption by operation of law or otherwise of this Agreement by any entity which is the surviving entity in any merger or other form of reorganization involving the Company or by any entity which acquires all or substantially all of the Company's assets, (iv) Executive shall no longer report to, or receive direction from, Tarek Kirschen, the Chief Executive Officer of Merchant, or the Company's Board of Directors, or is required to report to, or receive direction from, individual entities other than the foregoing, (v) a material change by the Company in Executive's functions, duties and responsibilities such that he no longer effectively acts as Chief Executive Officer of the Company, (vi) a breach by Merchant of any of the covenants contained in Sections 10.5 and 10.6 of the Reorganization Agreement or (vii) any other material breach of this Agreement by the Company, which breach shall not be cured within fifteen (15) days after written notice thereof to the Company. If the Company terminates Executive's Employment without Cause or Executive terminates his employment with the Company for Good Reason, the Company will pay to Executive a severance payment of an amount equal to (i) if prior to the second anniversary of this Agreement, five (5) times his then-current Base Salary, and (ii) if thereafter, 2.99 times his then-current Base Salary. In addition, all unvested stock options owned by the Executive shall become fully vested and exercisable at the date Executive's employment terminates, and Executive shall have the right to exercise all vested, unexercised stock options outstanding at the termination date (including the accelerated options) in accordance with the terms of the plans and agreements pursuant to which such options were issued. Executive shall also immediately be entitled to all accrued and unpaid payments and benefits under Section 3.

         7. TERMINATION OF AGREEMENT BY EXECUTIVE. Executive may terminate this Agreement and his employment with the Company without Good Reason upon thirty (30) days prior written notice to the Company. Executive may be required to perform his job duties and will be paid his Base Salary up to the date of the termination. In such event, the Company will pay to Executive an amount equal to thirty (30) calendar days of his Base Salary. Executive will not be entitled to receive any severance payment under this Agreement, although Executive shall immediately be entitled to all accrued and unpaid payments and benefits under Section 3.

         8. COOPERATION. Upon the termination of this Agreement for any reason, Executive agrees to cooperate with the Company in effecting a smooth transition of the management of the Company with respect to the duties and responsibilities which Executive performed for the Company. Further, after termination of this Agreement, Executive will furnish such information and proper assistance to the Company as it may reasonably require in connection with any prior business arrangements in which Executive was involved, and any litigation to which the Company is or may become party. For Executive's services under this Section 8, Executive shall be entitled to compensation from the Company in an amount to be negotiated between Executive and the Company in good faith.

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         9.       COVENANT NOT TO COMPETE. Except as set forth below, during the Term and for two (2) years thereafter, Executive promises and agrees that he will not enter into any employment or business relationship (whether as a principal, agent, partner, employee, owner, consultant, board member or otherwise) with any company, business organization or individual that is engaged in the same or similar business as that conducted by Merchant or the Company (collectively, the "Companies") or with any other business that competes with the Companies. This Section 9 shall not apply if Executive is terminated by the Company without Cause or if the Executive terminates this Agreement for Good Reason.

         10. AGREEMENT NOT TO USE OR DISCLOSE TRADE SECRETS. During the Term and a period of two (2) years thereafter, Executive promises and agrees that he will not disclose or utilize any trade secrets acquired by Executive during his course of service with the Companies and/or their related business entities during the Term. As used herein, "trade secret" refers to the whole or any portion or phase of any formula, pattern, device, combination of devices, or compilation of information which is for use, or is used, in the operation of the Companies' business and which provides the Companies an advantage, or an opportunity to obtain an advantage, over those who do not know or use it. "Trade secret" also includes any scientific, technical, or commercial information, including any design, list of suppliers, list of customers, as well as pricing information or methodology, contractual arrangements with vendors or suppliers, business development plans or activities, or the Companies' financial information. This Section 10 is effective regardless of the reason for the termination of the Agreement and regardless of whether the Agreement is terminated by the Executive, the Company or by its own terms.

         11. AGREEMENT NOT TO USE OR DISCLOSE CONFIDENTIAL OR PROPRIETARY INFORMATION. During the term of this Agreement and a period of two (2) years thereafter, Executive promises and agrees that he will not disclose or utilize any confidential or proprietary information acquired during his course of service with the Companies and/or their related business entities during the Term, Executive shall not divulge, communicate, use to the detriment of the Companies or for the benefit of any other person or persons, or misuse in any way, any confidential or proprietary information pertaining to the business of the Companies. Any confidential or proprietary information or data now or hereafter acquired by Executive with respect to the business of the Companies (which shall include, but not be limited to, information concerning the Companies' financial condition, prospects, technology, customers, suppliers, methods of doing business and promotion of the Companies' products and services) shall be deemed a valuable, special and unique asset of the Companies that is received by Executive in confidence. For purposes of this Agreement "confidential and proprietary information" means information disclosed to Executive as a consequence of or through his employment by the Companies (including information conceived, originated, discovered or developed by Executive) after the date hereof and not generally known or in the public domain, about the Companies or their business. This Section 11 is effective regardless of the reason for the termination of the Agreement and regardless of whether the Agreement is terminated by the Executive, the Company or by its own terms.

         12. AGREEMENT NOT TO HIRE COMPANIES' EXECUTIVES. If Executive leaves the employ of the Companies or terminates this Agreement, Executive promises and agrees that, during the one (1) year following such event, Executive will not, without the express written permission of Merchant, directly

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or indirectly employ as a consultant or employee any person who is employed as a consultant or employee of the Companies at the time of Executive's termination, or any person who was an employee or consultant of the Companies during the six months preceding Executive's termination. This Section 12 is effective regardless of the reason for the termination of the Agreement and regardless of whether the Agreement is terminated by the Executive, the Company or by its own terms.

         13. INJUNCTIVE RELIEF. In recognition of the unique services to be performed by Executive and the possibility that any violation by Executive of
Section 9, Section 10, Section 11 or Section 12 of this Agreement may cause irreparable or indeterminate damage or injury to the Companies, Executive expressly stipulates and agrees that the Companies shall be entitled, upon ten
(10) days written notice to Executive, to obtain an injunction from any court of competent jurisdiction restraining any violation or threatened violation of this Agreement. Such right to an injunction shall be in addition to, and not in limitation of, any other rights or remedies the Companies may have for damages.

         14. JUDICIAL MODIFICATION OF AGREEMENT. The Companies and Executive specifically agree that a court of competent jurisdiction (or an arbitrator, as appropriate) may modify or amend Section 9, Section 10, Section 11 or Section 12 of this Agreement if absolutely necessary to conform with relevant law or binding judicial decisions in effect at the time the Company seeks to enforce any or all of said provisions.

         15. RESOLUTION OF DISPUTES BY ARBITRATION. Any claim or controversy that arises out of or relates to Executive's employment, this Agreement, or the breach of this Agreement, will be resolved by arbitration in Maricopa County, Arizona in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court possessing jurisdiction over arbitration awards. This Section shall not limit or restrict the Company's right to obtain injunctive relief for violations of Section 9, Section 10, Section 11 or Section 12 of this Agreement directly from a court under Section 13 of this Agreement. Each party shall be required to bear its own costs and attorney's fees incurred in any arbitration arising out of Executive's employment, this Agreement, or the breach of this Agreement.

         16. ADEQUATE CONSIDERATION. Executive expressly agrees that the Company has provided adequate, reasonable consideration for the obligations imposed upon him in this Agreement.

         17. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties, and supersedes any prior agreements or understanding between the Company and Executive relating to the subject matter hereto. This Agreement may be amended only in writing, signed by both parties.

         18. LIMITED EFFECT OF WAIVER BY COMPANY. If the Company waives a breach of any provision of this Agreement by Executive, that waiver will not operate or be construed as a waiver of later breaches by Executive.

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         19.      SEVERABILITY. If any provision of this Agreement is held
invalid for any reason, such invalidity shall not affect the enforceability of the remainder of this Agreement.

         20. NO ASSIGNMENTS. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other parties hereto, except that this Agreement shall be binding upon and inure to the benefit of any successor entity to the Company.

         (a) The Company shall use reasonable efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined herein and any successor to its business and/or assets which assumes this Agreement by operation of law or otherwise.

         (b) This Agreement shall inure to the benefit of and be enforceable by Executive and his personal heirs or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee, or if there is no designee, to his estate.

         21. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed, certified or registered mail, return receipt requested, with postage prepaid or if delivered to an overnight courier that guarantees next-day delivery:

         If to Executive, to:

                           Dereck B. Clark
                           Innovonics, Inc.
                           21644 N. Ninth Avenue, Suite 200
                           Phoenix, Arizona 85027

or to such other person or address as Target shall furnish to Merchant in writing.

         If to the Company, to:

                           Tarek Kirschen
                           Merchantonline.com, Inc.
                           902 Clint Moore, Suite 114
                           Boca Raton, Florida 33487

or to such other person or address as the Company shall furnish to Executive in writing.

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         22.      APPLICABLE LAW. Executive and the Company agree that this
Agreement shall be subject to, and enforceable under, the laws of the State of Arizona without regard to its conflicts of laws principles.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement on May 15, 2000.

INNOVONICS                                         EXECUTIVE


By: /s/ DERECK CLARK                               By: /s/ DERECK CLARK
    -----------------------------                      -------------------------


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Witness                                            Witness


MERCHANTONLINE.COM, INC.

By: /s/ TAREK KIRSCHEN
    -----------------------------



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Witness